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                       THOMAS NELSON, INC.



                           $50,000,000



 $35,000,000 6.90% SERIES A SENIOR NOTES DUE DECEMBER 31, 2007

 $15,000,000 6.68% SERIES B SENIOR NOTES DUE DECEMBER 31, 2005





                        ----------------

                     NOTE PURCHASE AGREEMENT

                        ----------------





                   Dated as of January 3, 1996



                        TABLE OF CONTENTS

Section                                             Page
-------                                            ------

1.   Authorization of Notes . . . . . . . . . . . . .   1

2.   Sale and Purchase of Notes . . . . . . . . . . .   2

3.   Closing  . . . . . . . . . . . . . . . . . . . .   2

4.   Conditions to Closing  . . . . . . . . . . . . .   2
     4.1. Representations and Warranties  . . . . . .   2
     4.2. Performance; No Default . . . . . . . . . .   3
     4.3. Compliance Certificates; Certificates of
          Good Standing/Qualification to Do
          Business  . . . . . . . . . . . . . . . . .   3
     4.4. Opinions of Counsel . . . . . . . . . . . .   3
     4.5. Purchase Permitted By Applicable Law, etc.    4
     4.6. Payment of Special Counsel Fees . . . . . .   4
     4.7. Private Placement Number  . . . . . . . . .   4
     4.8. Changes in Corporate Structure  . . . . . .   4
     4.9. Proceedings and Documents . . . . . . . . .   4
     4.10.Related Documents . . . . . . . . . . . . .   4
     4.11.Bank Agreements . . . . . . . . . . . . . .   5

5.   Representations and Warranties of the Company  .   5
     5.1. Organization; Power and Authority . . . . .   5
     5.2. Authorization, etc. . . . . . . . . . . . .   5
     5.3. Disclosure  . . . . . . . . . . . . . . . .   5
     5.4. Organization and Ownership of Shares of
          Subsidiaries; Affiliates  . . . . . . . . .   6
     5.5. Financial Statements  . . . . . . . . . . .   7
     5.6. Compliance with Laws, Other Instruments,
          etc.  . . . . . . . . . . . . . . . . . . .   7
     5.7. Governmental Authorizations, etc. . . . . .   7
     5.8. Litigation; Observance of Agreements,
          Statutes and Orders . . . . . . . . . . . .   8
     5.9. Taxes . . . . . . . . . . . . . . . . . . .   8
     5.10.Title to Property; Leases . . . . . . . . .   8
     5.11.Licenses, Permits, etc. . . . . . . . . . .   9
     5.12.Compliance with ERISA . . . . . . . . . . .   9
     5.13.Private Offering by the Company . . . . . .  10
     5.14.Use of Proceeds; Margin Regulations . . . .  11
     5.15.Existing Indebtedness; Future Liens . . . .  11
     5.16.Foreign Assets Control Regulations,
          etc.  . . . . . . . . . . . . . . . . . . .  12
     5.17.Status under Certain Statutes . . . . . . .  12
     5.18.Environmental Matters . . . . . . . . . . .  12

6.   Representations of the Purchasers  . . . . . . .  12
     6.1. Purchase for Investment . . . . . . . . . .  12
     6.2. Source of Funds . . . . . . . . . . . . . .  13

7.   Information as to Company  . . . . . . . . . . .  14
     7.1. Financial and Business Information  . . . .  14
     7.2. Officer s Certificate . . . . . . . . . . .  17
     7.3. Inspection  . . . . . . . . . . . . . . . .  17

7.4. Bank Agreements  . . . . . . . . . . . . . . . .  18

8.   Prepayment of the Notes  . . . . . . . . . . . .  18
     8.2. Optional Prepayments with Yield Maintenance
          Amount  . . . . . . . . . . . . . . . . . .  19
     8.3. Allocation of Partial Prepayments . . . . .  19
     8.4. Maturity; Surrender, etc. . . . . . . . . .  20
     8.5. Purchase of Notes . . . . . . . . . . . . .  20
     8.6. Yield Maintenance Amount  . . . . . . . . .  20

9.   Affirmative Covenants  . . . . . . . . . . . . .  22
     9.1. Compliance with Law . . . . . . . . . . . .  22
     9.2. Insurance . . . . . . . . . . . . . . . . .  22
     9.3. Maintenance of Properties . . . . . . . . .  22
     9.4. Payment of Taxes and Claims . . . . . . . .  22
     9.5. Corporate Existence, etc. . . . . . . . . .  23
     9.6. Covenant to Secure Notes Equally  . . . . .  23
     9.7. Guaranteed Obligations  . . . . . . . . . .  23
     9.8. Parity With Bank Agreements . . . . . . . .  23
     9.9. Information Required by Rule 144A . . . . .  24
     9.10.No Integration  . . . . . . . . . . . . . .  24

10.  Negative Covenants . . . . . . . . . . . . . . .  24
     10.1. Transactions with Affiliates . . . . . . .  24
     10.2. Merger, Consolidation, etc . . . . . . . .  24
     10.3. Liens  . . . . . . . . . . . . . . . . . .  26
     10.4. Loans, Advances and Investments  . . . . .  28
     10.5. Restricted Payments  . . . . . . . . . . .  29
     10.6. Nature of Business . . . . . . . . . . . .  29
     10.7. Sale of Property . . . . . . . . . . . . .  29
     10.8. Certain Financial Limits . . . . . . . . .  30
11.  Events of Default  . . . . . . . . . . . . . . .  31

12.  Remedies on Default, Etc.  . . . . . . . . . . .  34
     12.1. Acceleration . . . . . . . . . . . . . . .  34
     12.2. Other Remedies . . . . . . . . . . . . . .  34
     12.3. Rescission . . . . . . . . . . . . . . . .  35
     12.4. No  Waivers  or  Election  of  Remedies,
           Expenses, etc. . . . . . . . . . . . . . .  35

13.  Registration; Exchange; Substitution of Notes. .  35
     13.1. Registration of Notes  . . . . . . . . . .  35
     13.2. Transfer and Exchange of Notes . . . . . .  36
     13.3. Replacement of Notes . . . . . . . . . . .  36

14.  Payments on Notes  . . . . . . . . . . . . . . .  37
     14.1. Place of Payment . . . . . . . . . . . . .  37
     14.2. Home Office Payment  . . . . . . . . . . .  37

15.  Expenses, Etc  . . . . . . . . . . . . . . . . .  37
     15.1. Transaction Expenses . . . . . . . . . . .  38
     15.2. Survival . . . . . . . . . . . . . . . . .  38

16.  Survival of Representations and Warranties; Entire
     Agreement  . . . . . . . . . . . . . . . . . . .  38

17.  Amendment and Waiver . . . . . . . . . . . . . .  38
     17.1. Requirements . . . . . . . . . . . . . . .  38
     17.2. Solicitation of Holders of Notes . . . . .  39
     17.3. Binding Effect, etc. . . . . . . . . . . .  39
     17.4. Notes held by Company, etc.  . . . . . . .  40

18.  Notices  . . . . . . . . . . . . . . . . . . . .  40

19.  Reproduction of Documents  . . . . . . . . . . .  40

20.  Confidential Information . . . . . . . . . . . .  41

21.  Miscellaneous  . . . . . . . . . . . . . . . . .  42
     21.1. Successors and Assigns . . . . . . . . . .  42
     21.2. Payments Due on Non-Business Days  . . . .  42
     21.3. Severability . . . . . . . . . . . . . . .  42
     21.4. Construction . . . . . . . . . . . . . . .  42
     21.5. Counterparts . . . . . . . . . . . . . . .  42
     21.6. Governing Law  . . . . . . . . . . . . . .  43
     21.7. Waiver of Trial by Jury  . . . . . . . . .  43



   SCHEDULE A     --    INFORMATION RELATING TO PURCHASERS

   SCHEDULE B     --    DEFINED TERMS

   SCHEDULE 5.3   --    Disclosure Materials

   SCHEDULE 5.4   --    Subsidiaries of the Company and
                        Ownership of Subsidiary Stock

   SCHEDULE 5.5   --    Financial Statements

   SCHEDULE 5.14  --    Use of Proceeds

   SCHEDULE 5.15  --    Existing Indebtedness

   SCHEDULE 5.18  --    Environmental Matters



   EXHIBIT 1-A    --   Form of Series A Notes

   EXHIBIT 1-B    --   Form of Series B Notes

   EXHIBIT 4.4(a) --   Form of Opinion of Counsel for the
                       Company

   EXHIBIT 4.4(b) --   Form  of Opinion  of Special Counsel
                       for the Company

   EXHIBIT 4.4(c) --   Form of Opinion of Special Counsel
                       for the Purchasers




                        THOMAS NELSON, INC.
                  Nelson Place at Elm Hill Pike
                         P.O. Box 141000
                  Nashville, Tennessee 37214-1000


                                                    January 3, 1996


TO EACH OF THE PURCHASERS LISTED IN THE ATTACHED SCHEDULE A

Ladies and Gentlemen:

      Thomas Nelson, Inc., a Tennessee corporation (the "Company"), agrees with you as follows:

1.    Authorization   of  Notes.  The   Company  will authorize the
issue and sale of its senior promissory notes in the aggregate principal amount of $50,000,000 as follows:

      (i) $35,000,000, to be dated the issue date thereof, to mature on December 31, 2007, to bear interest on the unpaid principal balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.90% per annum and on overdue payments at the rate specified therein (the "Series A Notes", such term to include any notes issued in substitution therefor pursuant to Section 13 of this Agreement), and

      (ii) $15,000,000, to be dated the issue date thereof, to mature on December 31, 2005, to bear interest on the unpaid principal balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.68% per annum and on overdue payments at the rate specified therein (the "Series B Notes", such term to include any notes issued in substitution therefor pursuant to Section 13 of this Agreement, and together with the Series A Notes, the "Notes").

      The term "Series" shall mean either the Series A Notes or the Series B Notes, as applicable. The Series A Notes shall be substantially in the form set out in Exhibit 1-A, and the Series B Notes shall be substantially in the form set out in Exhibit 1-B, in each case, with such changes, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an Exhibit are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and, subject to the terms and conditions herein, you will purchase from the Company, at the Closing provided for in Section 3, the Notes specified opposite your name in Schedule A in the principal amount so specified at the purchase price of 100% of the principal amount thereof. Your obligations hereunder are several and not joint obligations and you shall have no obligation and no liability to any Person for the performance or non-performance by any other Person hereunder.

3. Closing. The sale and purchase of the Notes to be purchased by you shall occur at the offices of King & Spalding, 120 West 45th Street, New York, New York 10036, at 10:00 a.m., New York time, (the "Closing") on January 3, 1996 or on such other Business Day thereafter as may be agreed upon by the Company and you. At the Closing the Company will deliver to you

     (i)  the Series A Notes to be purchased  by you in the form of  a
single   Series A Note (or  such greater  number  of  Series A Notes in denominations of at least $2,000,000 as you may request), and

     (ii) the Series B Notes to be purchased by  you in the form  of a
single   Series B Note  (or such greater number  of  Series B Notes in denominations of at least $2,000,000 as you may request).

In each case,  the Notes will be dated the  date of the Closing  and  the
Notes   purchased  by  you  will  be registered  in  your  name  (or in the  name  of  your  nominee), against delivery by you to the Company or its  order of  immediately available funds in  the amount of  the
purchase  price  therefor  by  wire   transfer  of immediately  available
funds  for  the  account of  the Company  to SunTrust  Bank,  Nashville,
N.A.,  P.O. Box 305110,    Nashville,    Tennessee   37250-5110,  ABA No.
064000046; Account No. 5885027. If at the Closing, the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without
thereby  waiving any rights you may   have  by   reason   of  such
failure  or   such nonfulfillment.


4.   Conditions to Closing.  Your obligation to purchase and pay for the
Notes to be sold to you at the  Closing  is  subject   to  the
fulfillment  to   your  satisfaction,  prior  to  or  at the  Closing,
of  the  following conditions:

4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2. Performance; No Default.  The Company shall have performed   and
complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by
Schedule 5.14) no Default or Event of Default shall  have occurred and be
continuing unless  waived  by you.   Neither  the Company  nor any
Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.3, 10.5, 10.6, 10.7 and 10.8 hereof had such Sections applied since such date.

4.3. Compliance  Certificates;   Certificates  of  Good Standing/
Qualification to Do Business.  (a)   Officer's Certificate.   The Company
shall have  delivered to you an   Officer's  Certificate,  dated  the
date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.8, 4.10 and 4.11 have been fulfilled.

     (b)  Secretary s Certificate.   The Company  shall have delivered
to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

     (c) Certificates of Good Standing/Qualification to Do Business. The Company shall have delivered to you good standing certificates issued by the Secretary of State of the state of incorporation of the Company and each Material Subsidiary and good standing or other certificates of qualification to do business as a foreign
corporation for the  Company and each Material Subsidiary   in  each
jurisdiction   in  which   such  qualification  is required  by  law,
other  than  those jurisdictions  as  to  which   the  failure  to  be
so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each dated as of a date not more than twenty days prior to the Closing.


4.4. Opinions  of  Counsel.   You  shall  have received opinions in  form
and substance satisfactory to you, dated the date of the Closing (a) from Stuart Heaton, Esq., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (a) from Bass, Berry & Sims, special counsel for the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions
contemplated hereby as you or your counsel may   reasonably  request
(and  the   Company  hereby instructs its special  counsel to deliver
such  opinion to you)  and (a)  from King  &  Spalding, your  special
counsel   in   connection   with   such   transactions, substantially in
the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

4.5. Purchase Permitted By Applicable Law, etc.  On the date of the
Closing your purchase of Notes shall (i) be permitted   by  the  laws
and  regulations   of  each jurisdiction to which you are subject,
without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (i) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (i) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4.

4.7. Private Placement  Number.   A  Private  Placement number issued by
Standard & Poor's CUSIP Service Bureau (in cooperation with the
Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each of the Series A Notes and the Series B Notes.

4.8. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the  date  of  the  most  recent  financial statements referred  to in
Schedule 5.5 other than in connection with the Company's acquisition of The C.R. Gibson Company, a Wholly-Owned Subsidiary.

4.9. Proceedings  and Documents.    All  corporate  and other proceedings
in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.10.Related  Documents.   Each  of  the  Guaranty Agreements, the Pledge
Agreements and the Intercreditor Agreement shall be in full force and effect on the Closing Date and each party thereto shall be in full compliance with their respective obligations thereunder.

4.11.Bank Agreements.   You shall have  received a true, correct  and
duly executed copy of each of the Bank Agreements including all schedules and exhibits thereto and side letters, if any, affecting the terms thereof or otherwise delivered in connection therewith, together with all amendments and waivers thereto and any material agreements
executed  in   connection therewith.  The transactions described  in the
Bank Agreements which are to occur prior to the date of Closing shall have been consummated in all material respects in accordance
with  the terms  and provisions thereof,  and   no  material  provision
of   the  Bank Agreements  shall have  been  amended, supplemented  or otherwise modified or waived without your prior written consent.

5. Representations and Warranties of the Company. The Company represents and warrants to you that:

5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2. Authorization, etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in
accordance with  its terms, except  as such enforceability  may   be
limited  by   (i)  applicable bankruptcy,  insolvency, reorganization,
moratorium or  other  similar  laws   affecting  the  enforcement   of
creditors' rights generally and (i) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. Disclosure.    The  Company,  through  its  agent, SunTrust Capital
Markets, Inc.,  has delivered to you a copy   of  a   Private   Placement
Memorandum,   dated November 16, 1995 (together with the documents
attached as addendums thereto, collectively,  the "Memorandum"), relating
to the transactions contemplated hereby.   The Memorandum fairly
describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the
Memorandum,  the  documents,   certificates  or   other writings
delivered  to  you  by  or on  behalf  of  the  Company   in   connection
with   the    transactions contemplated hereby and the financial
statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein,
or  in   the  financial statements  listed  in  Schedule 5.5,  since
March 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the
Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact peculiar to the Company known to the Company that could reasonably be expected to have a Material Adverse
Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection
with   the  transactions   contemplated hereby.

5.4. Organization   and   Ownership   of    Shares   of Subsidiaries;
Affiliates.   (a) Schedule  5.4 contains  (except as  noted therein)
complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (i) of the Company's Affiliates, other than Subsidiaries, and (i) of the Company's directors and senior officers.

     (b) All of the outstanding shares of Capital Stock or similar equity interests of each Guarantor shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required
by law,  other  than those jurisdictions  as  to  which   the  failure
to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect.   Each  Subsidiary  has  the corporate or  other power and
authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Material Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Material Subsidiary.

5.5. Financial Statements.   The Company has  delivered to  you  copies
of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all
material  respects   the  consolidated   financial position of the
Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods
involved  except as set forth in the  notes  thereto  (subject,   in  the
case of any quarterly financial statements, to normal year-end adjustments and the absence of notes).

5.6. Compliance  with  Laws,  Other  Instruments,  etc.   Neither  the
Company nor  any Subsidiary is  a party to any contract or agreement or
subject to any charter  or other  corporate  restriction   which
materially   and adversely  affects the  business, property,  assets, or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the
Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except for Liens under the Pledge Agreements) upon any of the properties or assets of the Company or any Subsidiary pursuant to, the charter or by-laws of the Company or any Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary is subject. Except for the Bank Agreements, neither the Company nor any Subsidiary is a party to, or otherwise
subject to any provision  contained  in,  any   instrument  evidencing
Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes.

5.7. Governmental  Authorizations,  etc.   No  consent, approval or
authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b)  Neither the Company nor any Subsidiary is  in default under any term of any  agreement or instrument  to which it is a party or  by
which it is bound, or any order,  judgment,  decree  or  ruling   of  any
court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9. Taxes.    The  Company and  its  Subsidiaries have filed all  tax
returns that  are required to  have been filed  in any  jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become
delinquent, except for any taxes  and assessments   (i) the amount of
which is not individually or  in the aggregate Material  or  (i) the
amount, applicability or validity of which is currently being   contested
 in   good   faith   by  appropriate  proceedings and with respect to
which the Company or  a Subsidiary,  as  the  case  may   be,  has
established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be
expected to have a Material Adverse Effect.   The  charges,  accruals and
reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.
The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid, or the statute of limitations applicable to such Federal income tax
liabilities  of   the  Company  and   its  Subsidiaries has  expired, for
all fiscal years up to and including the fiscal year ended March 31, 1992.

5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of  in the ordinary  course of  business), in  each
case  free and clear  of  Liens prohibited  by  this  Agreement.   All
leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.     Licenses, Permits, etc.

     (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

     (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12. Compliance with ERISA.   (a) The Company  and each ERISA Affiliate
have  operated and  administered each Plan in compliance with all
applicable laws except for  such  instances  of  noncompliance  as   have
not resulted  in and  could not  reasonably be  expected to result  in  a
Material  Adverse  Effect.   Neither  the  Company  nor  any  ERISA
Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material. No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred with respect to any Plan (other than
Multiemployer Plan) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its
Subsidiaries taken  as a  whole.   Neither  the Company  nor any  of its
Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole.

     (b)  The  present value  of the  aggregate benefit liabilities
under  each  of  the  Plans   (other  than Multiemployer Plans),
determined as  of the end of such Plan s most  recently ended plan  year
on the  basis of the   actuarial   assumptions  specified   for  funding
purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by such amount that could reasonably be expected to have a Material Adverse Effect. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in
connection with  which   a  tax  could  be   imposed  pursuant  to
section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and subject to the assumptions that (i) neither you nor your affiliates are engaging in a nonexempt prohibited transaction described in section 406(b) of ERISA by acquiring the Notes purchased by you hereunder and (ii) that with respect to the Series A Notes, either (A) the Source described in
Section 6.2 is an insurance company   general  account   within   the
meaning   of Prohibited Transaction Exemption ("PTE")  95-60 (issued July
12, 1995) or  (B) the record keeping  requirements of PTE 90-1 (issued
January 29, 1990) are satisfied and with  respect  to  the   Series B
Notes,  the   Source described   in  Section 6.2  is  an  insurance
company general account within the meaning of PTE 95-60 (issued July 12, 1995).

5.13. Private Offering by the Company. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than you and not more than 50 Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any agent acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction. Within the preceding twelve months, neither the Company nor any other Person acting on behalf of the Company has offered or sold to any Person (other than institutional investors at a private sale for investment) any Notes, or any securities of the same or a similar class as the Notes, or any other substantially similar securities of the Company.

5.14. Use of  Proceeds;  Margin Regulations.   The Company  will  apply
the  proceeds of  the sale  of the  Notes  as set forth  in Schedule
5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute
more than 25% of  the value of such  assets.   As used in  this Section,
the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default (unless such default has been waived;
provided,  however,   to  the  best  of  the  Company's  knowledge, no
waiver of any such default is currently in effect) in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18. Environmental Matters.   Neither the Company nor  any Subsidiary
has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other
assets, alleging any damage  to   the  environment   or  violation   of
any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
Except as disclosed in Schedule 5.18:

     (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

     (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

     (c)  all  buildings  on  all real  properties  now  owned,  leased
or operated by the Company or any of its Subsidiaries   are   in
compliance  with   applicable  Environmental  Laws,  except  where
failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6. Representations of the Purchasers. Each Purchaser hereby represents as to itself as follows:

6.1. Purchase  for  Investment.    Such   Purchaser  is purchasing  the
Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's property shall at all times be
within  its control.    Such  Purchaser understands  that the  Notes have
not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an
exemption from registration is available, except   under   circumstances
where   neither   such  registration nor such exemption is required by
law, and that the Company is not required to register the Notes.

6.2. Source of Funds.   With respect to such Purchaser, at least one of
the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the
purchase price of  the  Notes  to   be  purchased  by  such  Purchaser
hereunder:

     (a)  the  Source  is  an   "insurance  company general account"
within the meaning of PTE 95-60 (issued July 12, 1995) and the purchase of such Notes by such Purchaser is eligible for and satisfies the requirements of PTE 95-60; or

     (b) the Source is (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990) or
(ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued June 12, 1991), and, except as you have disclosed to the
Company  in  writing  pursuant  to  this   paragraph (b),  no   employee
benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (c)  the  Source  constitutes  assets  of  an "investment fund"
(within the meaning of Part V of the   QPAM  Exemption)  managed  by  a
"qualified professional asset manager" or "QPAM"  (within the meaning  of
Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the
assets   of  all  other   employee  benefit  plans established or
maintained by  the same employer or by   an   affiliate   (within   the
meaning   of Section V(c)(1)  of the  QPAM  Exemption) of  such employer or by the same employee organization and managed by such QPAM, exceeds 20% of the total client assets managed by such QPAM, the conditions of
Part I(c) and  (g) of  the QPAM  Exemption are satisfied,   neither   the
QPAM   nor   a  person  controlling  or controlled  by the  QPAM
(applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

     (d)  the Source is a governmental plan; or

     (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

     (f)  the  Source does  not include  assets of any  employee
benefit  plan  as   determined  in  accordance  with  Department  of
Labor Regulation Section 2510.3-101, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2 the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.   Information as to Company.

7.1. Financial and  Business Information.   The Company shall deliver to
each  holder  of  Notes  that is  an  Institutional Investor:

     (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,


          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

          (ii) consolidated   statements   of   income, changes  in
shareholders equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters)
for  the portion  of the  fiscal year  ending with such  quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from
year-end   adjustments,  provided   that  delivery within the time
period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and
filed   with  the  Securities   and  Exchange Commission shall be deemed
to satisfy the requirements of this Section 7.1(a);

     (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

          (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

          (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion
thereon of independent   certified   public  accountants   of recognized
national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with
GAAP,  and that  the  examination  of  such   accountants  in connection
with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a
reasonable   basis   for  such   opinion   in  the circumstances,

provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year
(together with the Company's annual report to shareholders,   if  any,
prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, shall be deemed to satisfy the requirements of this Section 7.1(b);

     (c)  SEC and  Other Reports -- promptly upon their becoming
available,  one  copy of   (i) each  financial statement, report,  notice
or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (i) each regular or periodic report, each registration statement other than any registration statements on Form S-8 or any similar form (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities  and Exchange  Commission  and of  all press releases and
other statements made  available generally by  the  Company  or   any
Subsidiary  to  the  public concerning developments that are Material;

     (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

          (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

          (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or


          (iii) any event, transaction or condition that  could  result
in  the  incurrence   of  any liability by  the Company  or any  ERISA
Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability
or Lien,  taken  together   with   any  other   such liabilities   or
Liens   then  existing,   could reasonably  be expected to have a
Material Adverse Effect;

     (f)  Notices   from   Governmental  Authority   -- promptly, and  in
any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

     (g)  Requested  Information   --  with  reasonable promptness, such
other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2. Officer s  Certificate.  Each  set  of financial statements
delivered  to a holder of  Notes pursuant to   Section  7.1(a)  or
Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

     (a)  Covenant Compliance   --  the information (including  detailed
calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3(j), 10.4(e), 10.5, 10.7(b) and 10.8 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

     (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made,
under  his  or  her supervision, a review   of  the   transactions   and
conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. Inspection. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

     (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the
Company   and  its  Subsidiaries   with  the  Company's officers, and
(with the consent of  the Company, which consent   will  not   be
unreasonably   withheld)  its independent  public accountants, and  (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

     (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices
or  properties of  the Company  or  any  Subsidiary,   to  examine  all
their respective books of account, records, reports and other   papers,
to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and
independent  public accountants   (and  by   this  provision   the
Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested in writing.

7.4. Bank Agreements.   The  Company  shall provide  to each  holder of
any Note true, correct and complete copies of any and all amendments, waivers and other modifications to each of the Bank Agreements promptly after the execution and delivery thereof by the parties thereto.

8.   Prepayment  of  the  Notes.   The  Notes  must  be prepaid by the
Company as specified in Section 8.1 and may, at the Company's option, be prepaid as specified in Section 8.2.

8.1. Required Prepayments. The Company shall make the following prepayments of the Notes, without premium:

     (i) on the Series A Notes, the Company shall prepay $3,500,000 principal amount (or such lesser principal amount as shall then be outstanding) on the last day of each June and December beginning June 30, 2003, to and including June 30, 2007; and such principal amount of the Series A Notes, together with interest thereon to the prepayment dates, shall become due on such dates; and

     (ii) on the Series B Notes, the Company shall prepay $1,153,850 principal amount (or such lesser principal amount as shall then be outstanding) on the last day of each June and December beginning December 31, 1999 to and including June 30, 2005, and such principal amount of the Series B Notes, together with interest thereon to the prepayment dates, shall become due on such dates.

The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on December 31, 2007,
the  maturity date of the  Series A  Notes.   The remaining  unpaid
principal amount of  the Series B  Notes, together with  interest accrued
thereon, shall become due on December 31, 2005, the  maturity   date  of
the  Series B   Notes.  Any prepayment made by the Company under Section
8.2 shall not reduce or affect its obligations to make the prepayments required by this Section 8.1 unless the prepayment to be made by the Company under Section 8.1 is less than the principal amount as shall then be outstanding.

8.2. Optional   Prepayments   with  Yield   Maintenance Amount.  The
Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, on a pro rata basis between the Series A Notes and the Series B Notes, in each case at 100% of the principal amount so prepaid, plus accrued and
unpaid  interest   thereon  to  the prepayment   date  and  the  Yield
Maintenance Amount determined for the prepayment date with respect to such principal amount. Any partial prepayment with respect to the Notes shall be not less than $5,000,000 and in integral multiples of $1,000,000 in excess thereof and applied against required prepayments
pursuant   to Section 8.1 and the payments due at maturity in inverse order of their scheduled due dates. The Company will give each holder of Notes being prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date of prepayment, the aggregate principal amount of Notes and the Notes of each Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount of each Series being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Yield Maintenance Amount with respect to each Series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.
Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Notes being prepaid a certificate of a Senior Financial Officer specifying the calculation of such Yield Maintenance Amount with respect to each Series of Notes as of the specified prepayment date.

8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Series A Notes made pursuant to Section 8.1 and in the case of each partial prepayment allocated to the Series A Notes pursuant to Section 8.2, the principal amount of the Series A Notes to be prepaid shall be allocated among all of the Series A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Series B Notes made pursuant to Section 8.1 and in the case of each partial prepayment allocated to the Series B Notes pursuant to Section 8.2, the principalamount of the Series B Notes to be prepaid shall be allocated among all of the Series B Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4. Maturity;  Surrender, etc.   In  the case  of each prepayment  of
Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed
for  such   prepayment,  together  with   interest  on  such  principal
amount   accrued  to  such   date  and   the  applicable Yield
Maintenance Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Yield Maintenance Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.
Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this
Agreement  and the  Notes.   The Company  will promptly cancel  all
Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6. Yield   Maintenance  Amount.     The  term   Yield Maintenance
Amount means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments
with respect to the Called Principal of such Note over the amount of such
Called  Principal,   provided  that   the  Yield Maintenance Amount may
in no  event be less than  zero. For the purposes  of determining the
Yield Maintenance Amount,   the  following   terms  have   the  following
meanings:

      "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or
has become or is declared to be   immediately   due    and   payable
pursuant   to Section 12.1, as the context requires.

      "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining
Scheduled   Payments  with respect to  such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

      "Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of (a) 50 basis points and (b) the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (i) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business
Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or
any  comparable successor   publication)   for  actively   traded  U.S.
Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
Such implied  yield will be determined,  if  necessary,  by   (a)
converting  U.S. Treasury bill  quotations to bond-equivalent  yields in
accordance   with   accepted  financial   practice  and (a) interpolating
linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

      "Remaining  Average Life"   means, with  respect to any Called
Principal, the  number of years  (calculated to  the nearest one-twelfth year) obtained by dividing (i)  such Called  Principal  into (i)  the
sum of  the products  obtained by  multiplying   (a)  the principal
component of each Remaining Scheduled Payment with respect to such Called Principal by (a) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

      "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

      "Settlement  Date"  means,  with  respect  to  the Called Principal
of  any Note, the  date on which  such Called  Principal   is  to  be
prepaid  pursuant   to Section 8.2  or  has  become   or  is  declared
to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. Affirmative Covenants. The Company covenants that so long as any of the Notes are outstanding:

9.1. Compliance with  Law.   The Company will  and will cause each of its
Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation,  Environmental Laws,  and  will obtain  and maintain
in effect all licenses, certificates, permits, franchises   and   other
governmental   authorizations necessary   to  the   ownership  of   their
respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or
regulations  or failures  to obtain   or   maintain   in   effect   such
licenses, certificates,    permits,    franchises    and    other
governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2. Insurance.   The Company will and  will cause each of its
Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is consistent with sound business practices customary in the case of entities of similar size engaged in the same or a similar business and similarly situated.

9.3. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the
maintenance of any   of  its  properties  if  such  discontinuance  is
desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (i) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5. Corporate  Existence,  etc.    Subject  to Section 10.2, the Company
will  at all times preserve  and keep in full force and effect its
corporate existence.   The Company will  at all  times preserve and  keep
in full force and effect the corporate existence of each of its Subsidiaries (unless merged into or consolidated with the Company or
a  Subsidiary  in  compliance   with Section 10.2(i)  and all licenses,
permits, rights and franchises  of the Company and its Subsidiaries
unless, in  the  good  faith   judgment  of  the  Company,  the
termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6. Covenant to  Secure Notes  Equally.   The  Company covenants that,
if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.3 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

9.7. Guaranteed  Obligations.    The Company  covenants that if, at  any
time, any of its Subsidiaries executes a Guaranty of or collateralizes in any other manner any obligation of the Company under the Bank Agreements, the Company will simultaneously cause such Subsidiary or Subsidiaries, as the case may be, to execute and deliver to each holder of any Note a similar Guaranty in form and substance reasonably satisfactory to such holder with respect to payment of the principal amount of the Notes and any premium and interest thereon, which
bears  the  same   ratio  to  the  total  unpaid principal amount  of the
Notes as the amount of such other obligation which is subject to a Guaranty bears to the total unpaid principal amount of such other
obligation,   or   if    such   other   obligation   is collateralized,
to collateralize the Notes equally and ratably with the obligations of the Company under the Bank Agreements.


9.8. Parity With  Bank Agreements.   The  Company will, and will  cause
its Subsidiaries to, execute all such documents and take such other actions as the Required Holders may reasonably request in order to assure that at all times the Notes shall rank pari passu in right of payment with the obligations of the Company under the Bank Agreements, including, without limitation, the waiver of set-off rights or the execution of a set-off and collateral sharing agreement in favor of the holders of the Notes.

9.9. Information Required  by Rule  144A.   The Company covenants that it
will, upon the  request of the holder of  any Note,  provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may
reasonably determine to be necessary in order to permit compliance   with
 the  information   requirements  of Rule 144A under  the Securities Act
in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13
or  15(d) of  the  Exchange Act.    For the purpose  of  this   Section
9.9,  the  term   "qualified institutional  buyer"  shall have  the
meaning specified in Rule 144A under the Securities Act.

9.10. No Integration. The Company covenants that it has taken and will continue to take all necessary steps so that the issuance of the Notes has not and will not require registration under the Securities Act. The Company covenants that no future offer and sale of debt securities of the Company of any class will be made if, as a result of the doctrine of "integration", there is a reasonable possibility that such offer and sale would result in the loss of the entitlement of the offer and sale of the Notes to an exemption from the registration requirements of the Securities Act.

10. Negative Covenants. The Company covenants that so long as any of the Notes are outstanding:

10.1.     Transactions  with  Affiliates.   The Company will not and
will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any
kind  or  the  rendering   of  any  service)  with  any Affiliate
(other   than   the   Company   or  another Subsidiary), except in the
ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable
terms  no  less  favorable   to  the  Company  or  such Subsidiary  than
would  be  obtainable in  a comparable arm's-length  transaction   with
a  Person   not   an Affiliate; provided, however,  this Section 10.1
shall not apply to any individual transaction which does not exceed $250,000 or any series of related transactions which in the aggregate do not exceed $250,000.

10.2.     Merger,  Consolidation,  etc.    The  Company shall not, and
shall not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

          (i) any Subsidiary may merge or consolidate with the Company or a Material Subsidiary that is a Wholly-Owned Subsidiary, provided immediately after such merger or consolidation, no Default or
Event of Default shall have occurred or exist and, in the  case  of  any
transaction  involving  the  Company,   the   surviving   corporation  or
the continuing corporation (if not the Company) shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (if not the Company) (A) shall have executed and delivered to each holder of any Note its assumption of the due and  punctual performance  and observance  of each  covenant and
condition   of  this  Agreement   and  the  Notes,  (A) shall have
executed and delivered, or caused to be executed and delivered, to each holder of any Note a reaffirmation of the Pledge Agreements and the Guaranty Agreements by each party thereto, and (A) shall have caused to be delivered to each holder of any Note (1) an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the holders of the Notes, to the
effect that  all agreements   or  instruments  effecting  such assumption
and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof which opinion shall be reasonably
satisfactory to  the holders  of the Notes  in all  respects   and   (2)
such  other   agreements  and  instruments  which the  holders  of the
Notes may  reasonably request;

          (ii) the Company may merge or consolidate with any other corporation (including a Material Subsidiary that is a Wholly-Owned Subsidiary) if (A) the continuing or surviving corporation (if not the Company) shall be a solvent corporation existing under the laws of the United States or any State thereof (including the District of Columbia), and such corporation (1) shall have executed and delivered to each holder of any Note its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, (2) shall have executed and delivered, or caused to be executed and delivered, to each holder of any Note a reaffirmation of the Pledge Agreements and the Guaranty Agreements by each party thereto, and (3) shall have caused to be delivered to each holder of any Note a) an opinion of nationally
recognized independent   counsel,  or other independent counsel
reasonably satisfactory to the holders of the Notes, to the effect that all agreements or instruments effecting such assumption and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof which opinion shall be reasonably
satisfactory to  the holders  of the Notes  in all respects   and   b)
such   other  agreements   and  instruments  which the  holders of  the
Notes may reasonably request, and (A) immediately after such merger or consolidation, no Default or Event of Default shall have occurred or exist;

          (iii) any Subsidiary may convey, transfer or lease all or substantially all of its assets to the Company or a Material
Subsidiary that  is a Wholly-Owned   Subsidiary,  provided immediately
after such transaction, no Default or Event of Default shall have occurred or exist; and

          (iv) the Company may convey, transfer or lease all or substantially all of its assets to any other corporation
(including  a   Material Subsidiary  that  is  a Wholly-Owned
Subsidiary), provided (A) the acquiring corporation shall be a solvent corporation existing under the laws of the United States or any State
thereof (including the  District  of  Columbia),   and  such
corporation  (1) shall  have  executed  and delivered  to  each holder of any Note its  assumption of the due  and  punctual  performance
and   observance  of   each covenant and  condition of this Agreement
and the Notes,  (2) shall have executed  and delivered, or  caused  to be executed and delivered, to each holder of any Note a reaffirmation of the Pledge Agreements and the Guaranty Agreements by
each party  thereto, and  (3) shall have  caused to  be      delivered to
each holder of any Note a) an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption and reaffirmation are enforceable in accordance with their terms and comply with the terms hereof which opinion shall be reasonably satisfactory to the holders of the Notes in all respects and b) such other agreements and instruments which the holders of the Notes may reasonably request, and (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or exist.

10.3.     Liens.   The  Company will  not and  will not permit  any
Subsidiary  to create,  assume,  incur  or suffer  to exist any Lien
upon any of  its property or assets,  whether  now   owned  or  hereafter
 acquired (whether or not provision is made for the equal and ratable securing of the Notes pursuant to Section 9.6), except:

     (a)  Liens  existing on  the date  of Closing  and specified on
Schedule 10.3, provided, in the case of Liens securing the Company s obligations under the Bank Agreements, all Persons party to the Bank Agreements shall have executed and delivered the Intercreditor Agreement and the Intercreditor Agreement shall be in full force and effect so long as such Liens exist;

     (b) Liens for taxes (including ad valorem and property taxes) and assessments (other than any Liens and assessments imposed under ERISA) or governmental charges or levies which are not yet due (and not then delinquent) or which are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

     (c)  landlord   liens   and  statutory   liens  of carriers,
warehousemen,   mechanics,  materialmen  and other  Liens imposed  by
law,  created in  the ordinary course of business for amounts not yet due
or which are being   contested   in   good  faith   by   appropriate
proceedings and with respect to which adequate reserves are being maintained, and, in any case (i) were not incurred in connection with
the borrowing of money, and (ii) do   not,  individually   or  in   the
aggregate, materially detract from the value of the property or assets of the Company or any Material Subsidiary, or the Company and its Subsidiaries taken as a whole;

     (d) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with
workers'  compensation, unemployment  insurance  and   other  types  of
social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (other than Capitalized Leases), government contracts, performance and return of money bonds and similar obligations which (i) were not incurred in connection with the borrowing of money, and (ii) do not, individually or in the aggregate, materially detract from the value of the property or assets of the Company or any Material Subsidiary, or the Company and its Subsidiaries taken as a whole;

     (e)  Liens  arising  in  the  ordinary  course  of business
(including   easements, rights-of-way,  zoning restrictions of  record
and similar restrictions and other similar charges or encumbrances) which are not incurred in connection with Debt, and which do not,
individually  or  in  the  aggregate,   (a)  materially interfere with
the ordinary conduct of the business of the Company, or the Company and its Subsidiaries taken as a whole, or (b) materially detract from the value of the property or assets of the Company or any Material Subsidiary, or the Company and its Subsidiaries taken as a whole;

     (f) any right of setoff or banker s lien arising (whether by law, contract or otherwise) in connection with ordinary course of business deposit arrangements maintained by the Company or its Subsidiaries with its banks or other financial institutions so long as any such bank or other financial institution (A) shall not at any time make loans or otherwise extend credit to the Company or any Subsidiary, (B) does not maintain accounts (for the deposit of cash or otherwise) for the benefit of the Company or any Subsidiary, (C) shall have waived in writing for the benefit of each holder of a Note such right of setoff or banker s lien or (D) holds no more than $1,000,000 of obligations owed to the Company or any Subsidiary and the total of all such obligations permitted solely by this clause (D) shall not exceed $3,000,000;

     (g) any Lien renewing, extending, or refunding any outstanding obligations secured by a Lien described in clause (a), (b), (c), (d),
(f), (h) and (i)  of this Section  10.3;  provided   (A) with  respect
to   Debt described  in clause  (a), such  renewal,  extension or refunding shall relate solely to Debt under the Bank Agreements, so long as all Persons party to the Bank Agreements shall have executed and delivered the Intercreditor Agreement and the Intercreditor Agreement shall be in full force and effect so long as such Lien exists, (B) after giving effect to such renewal, extension or refunding of the obligations described in clauses (b),
(c),  (d),  (f),  (h)   and  (i),  such obligations shall remain subject
to the conditions and provisions set forth in clauses (b), (c), (d), (f),
(h) and (i), respectively, and (C) except for Debt under the Bank Agreements, the principal amount secured is not increased and such Lien is not extended to any other property of the Company or its Subsidiaries;

     (h)  Liens securing judgments rendered against the Company  or  any
of  its Subsidiaries  or  arising  in connection   with   any  court
proceedings, provided (i) such Liens are being contested in good faith by appropriate proceedings and (ii) no action has been taken by any Person to execute or otherwise collect on such Lien;

     (i) Liens securing Debt held by the Company in any Subsidiary or Debt held by any Subsidiary in any other Subsidiary; and

     (j) Liens securing Debt permitted by clause (ii) of the definition of Priority Debt, provided that after giving effect to such Liens, Consolidated Priority Debt shall not exceed 25% of Shareholders' Equity at any time.

10.4. Loans, Advances and Investments. The Company will not and will not permit any Subsidiary to make or permit to remain outstanding any Investments, except that the Company or any Subsidiary may:

     (a) make or own Investments in any Subsidiary or any Person which immediately after giving effect to such Investment will be a Subsidiary;

     (b) own, purchase or otherwise acquire notes or accounts receivable arising from transactions with customers, suppliers and employees in the ordinary course of business;

     (c) execute Guaranties of Debt of Subsidiaries, provided that after giving effect to any such Guaranty the Company will be in compliance with Sections 10.8(a), (b) and (e);

     (d) own, purchase or acquire (A) prime commercial paper of an issuer rated A-1 or P-1 or better by Moody s or S&P or certificates of deposit in U.S. commercial banks (having capital and surplus in excess of $500,000,000), in each case, due within one year from the date of purchase, or (B) obligations of the United States Government or any agency thereof for which the full faith and credit of the United States Government is pledged due within one year from the date of purchase, or (C) obligations guaranteed by the United States Government due within one year from the date of purchase;

     (e) make or permit to remain outstanding any other Investments which in the aggregate do not exceed at any time 15% of Shareholders Equity.


10.5.     Restricted Payments.   The Company will  not, and will not
permit any Subsidiary to :

     (a) pay or declare any dividend on any class of its Capital Stock or make any other distribution on account of any class of its Capital Stock; or

     (b)  redeem,   purchase   or  otherwise   acquire, directly   or
indirectly  (through   a  Subsidiary  or otherwise), any shares of its
Capital Stock (all of the foregoing events set forth in subsections (a) and (b), whether made in cash or property, being herein called
"Restricted Payments");

unless (A) the aggregate amount of all Restricted Payments made since September 30, 1995 would not exceed the sum of (1) $20,000,000, plus (2) 50% of cumulative Consolidated Net Income since September 30, 1995 (or minus 100% of cumulative Consolidated Net Income since September 30, 1995 if such cumulative Net Income for such period is a loss), plus (3) the aggregate net proceeds of the issuance or sale of the Company's Capital Stock after September 30, 1995 and
(B) no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default would occur as a result of such Restricted Payment; provided, however, any Subsidiary may make
Restricted Payments to the Company  or any Material Subsidiary.   For
purposes of this Section 10.5, the conversion of the Company's Convertible Subordinated Notes due 1999 shall not constitute an issuance of the Company's Capital Stock.

10.6. Nature of Business. The Company will not and will not permit any Subsidiary to engage in any business, if as a result, when taken as a whole, the general nature of the business then engaged in by the Company and its Subsidiaries would be substantially changed from the nature of the business of the Company and its Subsidiaries on the date hereof.

10.7.     Sale of Property.   The Company will not, and will  not  permit
any Subsidiary to, Dispose of any property or assets (including, without limitation, Subsidiary Stock), except, so long as no Default or Event of Default shall exist:

     (a) the Company or any Subsidiary may Dispose of inventory in the ordinary course of business at Fair Market Value; provided, however, the Company and its Subsidiaries may Dispose of inventory at less than Fair Market Value, provided such Disposition is in the ordinary course of business of the Company and its Subsidiaries which shall
be  consistent  with   the practice  of  the  industry  of  the  Company
and  the Subsidiaries at the time of such Disposition; and

     (b) the Company or any Subsidiary may Dispose of any of its assets so long as, immediately after giving effect to such proposed
Disposition:

          (i) the cumulative net book value of all assets so Disposed of by the Company and its Subsidiaries during any fiscal
year  does  not  exceed  15%   of  the   net  book  value   of  the
Consolidated  Assets  of  the  Company  and   its  Subsidiaries
determined after giving effect to any  such Disposition;

          (ii) the consideration for such assets represents the Fair Market Value of such assets at the time of such Disposition; and

          (iii)in the case of the Disposition of Subsidiary Stock, the following additional conditions shall apply:

               (A) in connection with such Disposition of Subsidiary
Stock,  the   entire  Investment (whether represented  by  stock, Debt,
claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is Disposed of to a Person other than (1) the Company, (2) another Subsidiary not being simultaneously Disposed of, or (3) an Affiliate, and

               (B) the Subsidiary being Disposed of has no continuing
Investment  in   any  other Subsidiary of the Company not being
simultaneously Disposed of or in the Company.

For purposes of this Section 10.7, "Disposition" means the sale, lease, transfer or other disposition of property, and "Disposed of" has a
corresponding meaning to  Disposition.   The  term  "Disposition"  shall
not include an exchange of assets, provided that the assets involved in such exchange are similar in function in that after giving effect to such exchange there has not been (A) a Material Adverse Effect, (B) any Material deterioration of cash flow generation, or (C) any deterioration in the overall quality of plant, property and equipment of
the Company and its Subsidiaries taken as  a whole.   An  "exchange"
shall be deemed to have occurred if each of the transactions involved shall have been consummated within a six month period.

10.8. Certain Financial  Limits.  The  Company will not permit:

     (a)  Consolidated Senior Funded Debt to exceed 60% of Total
Capitalization at any time;

     (b) Total Funded Debt to exceed 65% of Total Capitalization at any time;

     (c) The ratio of Consolidated Income Available for Fixed Charges for the four fiscal quarters most recently ended to Consolidated Fixed Charges for such four fiscal quarter period to be less than 1.75 to 1.0 on the last day of any fiscal quarter;

     (d)  Shareholders' Equity to be less than $100,000,000 at any time;
and

     (e) Consolidated Priority Debt to exceed 25% of Shareholders' Equity at any time.

11.  Events of  Default.   An  "Event of  Default"  shall exist  if any
of  the following  conditions or  events shall occur and be continuing:

     (a) the Company defaults in the payment of any principal or Yield Maintenance Amount, if any, on any Note for more than three Business Days after the same becomes due and payable, whether at
maturity  or at a date  fixed   for  prepayment  or   by  declaration  or
otherwise; or

     (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

     (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1, 10.2, 10.3, 10.5, 10.6, 10.7 and 10.8; or

     (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
(a), (b) and (c) of this Section 11) and such default is not remedied within 45 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (i) the Company
receiving  written  notice   of  such default from  any holder  of a
Note (any  such written notice to be identified as a  "notice of default"
and to refer   specifically   to   this   paragraph   (d)   of Section
11); or

     (e)  any  representation  or   warranty  made   in writing  by or
on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

     (f)  (i)   the  Company  or any  Subsidiary is  in default (as
principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii)
as a consequence of the  occurrence  or  continuation   of  any  event
or condition (other than the passage  of time or the right of  the
holder  of   Indebtedness  to   convert  such Indebtedness into equity
interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

     (g)  the Company or any Material Subsidiary (i) is generally  not
paying,   or  admits  in  writing   its inability  to  pay,  its  debts
as  they  become  due, (ii) files, or  consents by  answer or otherwise
to the filing  against  it  of,   a  petition  for  relief  or
reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
(iii) makes an assignment   for   the   benefit   of   its  creditors,
(iv) consents  to  the   appointment  of  a   custodian, receiver,
trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (h)  a   court   or   governmental  authority   of competent
jurisdiction  enters  an  order  appointing, without  consent   by  the
Company  or  any   of  its Subsidiaries, a  custodian, receiver, trustee
or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order
for   relief  or  approving  a petition  for  relief or  reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or
ordering  the dissolution,  winding-up or   liquidation  of   the
Company   or  any   of  its Subsidiaries,  or  any  such  petition  shall
be filed against the Company or any of its Subsidiaries and such petition shall not be stayed or dismissed within 60 days; or

     (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (exclusive of any insurance coverage for which the insurance company issuing such coverage shall have acknowledged in writing liability with respect thereto) rendered against one or more of the Company and its Subsidiaries and (A) action has been taken by a Person within 90 days after entry thereof to collect on such judgment or to secure such judgment with any property or assets of the Company or its Subsidiaries or (B) such judgments are
not,  within 90  days after entry  thereof, bonded, discharged   or
stayed pending appeal, or are not discharged within 90 days after the expiration of such stay; or

     (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or
(vi)  the   Company  or   any Subsidiary establishes or  amends any
employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together
with any other  such  event  or  events,   could  reasonably  be expected
to have a Material Adverse Effect; or

     (k) any Guarantor shall disavow the validity or enforceability of or attempt to terminate any or all of the Guaranty Agreements; or any or all of the Guaranty Agreements shall cease to be in full force and effect in whole or in part for any reason whatsoever (other than pursuant to Section 8(a) of the Intercreditor Agreement); or

     (l)  the  security  interests granted  pursuant to any  Pledge
Agreement  shall   fail  at  any  time  to constitute a  first priority
security interest in or assignment of the collateral described in such Pledge Agreement (other than pursuant to Section 8(a) of the Intercreditor Agreement); or any Pledge Agreement shall cease to be in full force and effect in whole or in part for any reason whatsoever (other than pursuant to Section 8(a) of the Intercreditor Agreement); or the Company shall disavow the validity or enforceability of or attempt to terminate any or all of the Pledge Agreements.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  Remedies on Default, Etc.

12.1. Acceleration.   (a) If  an  Event of  Default with respect to the
Company or any Material Subsidiary described in paragraph (g) or  (h) of
Section 11 (other than an  Event of  Default described  in clause  (i) of
paragraph (g)   or   described   in   clause   (vi)  of paragraph (g) by
virtue of the fact that such clause encompasses clause (i) of paragraph (g) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b)  If any  other Event  of Default  has occurred and  is
continuing  (including, without  limitation, an Event   of  Default
described in paragraph (h) with respect to a Subsidiary which is not a Material Subsidiary), any holder or holders of 51% or more in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c)  If   any  Event   of  Default   described  in paragraph (a) or
(b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x)
all accrued and  unpaid   interest  thereon  and   (y)  the   Yield
Maintenance   Amount  determined  in  respect  of  such principal amount
(to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are
hereby  waived.    The Company  acknowledges,  and  the parties hereto
agree,  that each holder  of a Note  has the right  to maintain its
investment in the Notes free from   repayment  by  the  Company  (except
as herein specifically provided for) and that the provision for payment of a Yield Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. Other Remedies.   If any Default  or Event of Default   has
occurred and is continuing,   and irrespective of  whether any Notes have
become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law,
suit in  equity or  other appropriate  proceeding,  whether   for  the
specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders
of  not less  than 66 2/3%  in  principal   amount  of   the  Notes
then outstanding,  by  written  notice to  the  Company, may rescind
and  annul  any   such  declaration  and  its consequences if  (a) the
Company has paid all overdue interest on the Notes, all principal of and Yield Maintenance Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Yield Maintenance Amount, if
any,  and (to  the extent   permitted  by  applicable   law)  any
overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due
pursuant  hereto  or  to  the  Notes.   No rescission and  annulment
under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in
exercising  any right, power or  remedy  shall  operate   as  a  waiver
thereof  or otherwise  prejudice  such holder s  rights,  powers or
remedies.   No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company
will pay to the holder of each Note  on  demand  such   further  amount
as  shall  be sufficient  to cover  all  costs and  expenses of  such
holder incurred in any enforcement  or collection under this   Section
12,  including,   without  limitation, reasonable attorneys  fees,
expenses and disbursements.

13.  Registration; Exchange; Substitution of Notes.

13.1.     Registration  of Notes.    The Company  shall keep at  its
principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete
and correct  copy  of  the   names  and  addresses  of  all registered
holders of Notes.

13.2.     Transfer  and  Exchange of  Notes.   (a) Upon surrender of any
Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same Series (as
requested  by the holder thereof)   in  exchange   therefor,  in   an
aggregate principal amount equal  to the unpaid principal  amount of the
surrendered Note.   Each such new Note  shall be payable to  such Person
as such holder  may request and shall be  substantially in the form of
Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in
respect of any such transfer of Notes.  Notes shall not be   transferred
in   denominations   of   less   than $5,000,000,  in the  case  of the
Series A Notes,  and $2,000,000, in the  case of the Series B  Notes (or,
in the  case   of  each  Series  of   Notes,  such  lesser denominations
equal  to  either   (i) the  outstanding principal amount  of  such Note
being  transferred  or (ii) in the case of the initial Notes issued under
this Agreement,  the   face  amount  of  such   Note.    Any transferee,
by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6, provided,  however, any transferee  acquiring such Note
pursuant  to  a  transfer  under  Rule 144   under  the Securities Act
or Rule 144A under the Securities Act shall not be deemed to have made the representation set forth in Section 6.1.

     (b) Prior to due presentment for registration of transfer, the Company may treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving
payment  of principal  of, interest on  and   any Yield-Maintenance
Amount, if any, and  for all other purposes whatsoever, whether or  not
such Note  shall be  overdue, and  the Company  shall  not  be   affected
by  notice  to  the contrary.   Subject  to  the  preceding  sentence,
the holder  of  any  Note  may  from  time  to  time  grant
participations in all or  any part of such Note  to any Person  on   such
terms  and  conditions   as  may  be determined  by such  holder  in its
sole and  absolute discretion.

13.3.     Replacement  of Notes.   Upon receipt  by the Company of
evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

     (a)  in the case of loss, theft or destruction, of an   unsecured
agreement   of  indemnity   reasonably satisfactory to it, or

     (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  Payments on Notes.

14.1.     Place of Payment.   Subject to Section  14.2, payments of
principal, Yield Maintenance Amount, if any, and interest becoming due and payable on the Notes shall be made by wire transfer in immediately available funds for credit (no later than 1:00 p.m., New York City time, on the date due) to your account or accounts as specified on Schedule A attached hereto, or such other accounts you may designate in writing.

14.2.     Home Office Payment.  So long as you  or your nominee  shall
be  the   holder  of  any   Note,  and notwithstanding anything contained
in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Yield Maintenance Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or to such other account or address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive
office.   Prior to any sale or other  disposition of any Note held  by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the  Company  in exchange for a  new Note  or Notes of  the same  Series
pursuant to Section 13.2.   The Company will afford the benefits  of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.  Expenses, Etc.

15.1.     Transaction Expenses.    Whether or  not  the transactions
contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Pledge Agreements, the Guaranty Agreements or the Intercreditor Agreement (whether or not
such  amendment, waiver  or  consent becomes  effective),   including,
without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Pledge Agreements, the
Guaranty  Agreements  or  the Intercreditor  Agreement  or   in
responding  to   any subpoena   or   other   legal   process   or
informal investigative demand  issued  in connection  with  this
Agreement,   the  Notes,  the  Pledge  Agreements,  the Guaranty
Agreements or the Intercreditor Agreement, or by reason of being a holder of any Note, and (a) the costs and expenses, including financial
advisors' fees, incurred   in  connection   with   the  insolvency   or
bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, and by the Notes, the Pledge Agreements, the Guaranty Agreements and
the Intercreditor  Agreement.   The Company  will  pay, and will  save
you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.     Survival.   The  obligations of  the  Company under  this
Section 15 will survive the payment or transfer of, or the grant of any participation in, any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Pledge
Agreements,   the   Guaranty    Agreements   and    the Intercreditor
Agreement,  and  the termination  of  any thereof.

16.  Survival of Representations and Warranties; Entire Agreement.
All   representations  and   warranties contained  herein  shall
survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a
Note.  All statements  contained  in  any  certificate   or  other
instrument  delivered by  or on  behalf of  the Company pursuant   to
this  Agreement      shall  be   deemed representations and  warranties
of the  Company  under this  Agreement.   Subject to  the  preceding
sentence, this   Agreement  and  the   Notes  embody  the  entire
agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  Amendment and Waiver.

17.1.     Requirements.   This Agreement  and the Notes may  be amended,
and the  observance of any term hereof or of the Notes may  be waived
(either retroactively or prospectively),  with  (and  only  with)   the
written consent of the Company and the Required Holders, except that no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding (or, prior to the Closing, without your consent), (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time
of   any  prepayment  or  payment  of principal  of, or change the rate or time of payment or method  of  computation of  interest  or  of the
Yield Maintenance  Amount  on,  the  Notes,   (ii) change  the percentage
of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 1 through 6, 8, 11(a), 11(b), 12, 14.2, 17 and 20 (or any defined terms as used therein).

17.2.     Solicitation    of    Holders    of    Notes. (a) Solicitation.
The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
17.4.  Notes held  by Company, etc.   Solely for the purpose of
determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  Notices.   All notices and communications provided for  hereunder
shall  be  in writing  and sent   (a) by telecopy  if  the  sender  on
the  same  day  sends  a confirming  copy  of   such  notice  by  a
recognized overnight delivery service (charges prepaid), or (a) by
registered  or  certified  mail  with   return  receipt requested
(postage prepaid), or (a) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (i)  if  to you or your  nominee, to you  or it at the  address
specified  for  such   communications  in Schedule A, or at such other
address as you or it shall have specified to the Company in writing,

     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Joe L. Powers, Executive Vice President and Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  Reproduction of Documents.  This Agreement and all documents
relating    thereto,   including,   without limitation,   (a) consents,
waivers and modifications that may hereafter be executed, (a) documents received by you at the Closing (except the Notes themselves), and (a) financial statements, certificates and other information previously or
hereafter  furnished to you, may  be   reproduced  by   you  by   any
photographic, photostatic,     microfilm,    microcard,     miniature
photographic  or  other  similar  process and  you  may destroy  any
original  document so  reproduced.    The Company agrees  and  stipulates
that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be
admissible  in evidence.    This Section  19 shall  not prohibit the
Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  Confidential  Information.   For  the  purposes of this  Section
20,   "Confidential Information" means information delivered  to you  by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to
you under Section 7.1 that  are  otherwise  publicly  available.    You
will maintain  the  confidentiality  of   such  Confidential Information
in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided
that you may  deliver  or   disclose  Confidential   Information to (i)
your  directors,  officers,  employees,  agents, attorneys and affiliates
(to the extent such disclosure reasonably  relates   to  the
administration   of  the investment   represented   by  your   Notes),
(ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the
provisions  of this Section 20),  (vi) any federal   or   state
regulatory    authority   having jurisdiction over you,  (vii) the
National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule,
regulation  or order  applicable  to  you,   (x) in  response  to  any
subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes
and  this Agreement.   Each holder of a Note, by its acceptance of a
Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this
Agreement.   On reasonable request by the Company in  connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  Miscellaneous.

21.1.     Successors  and Assigns.   All  covenants and other agreements
contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

21.2.     Payments Due on  Non-Business Days.  Anything in  this
Agreement  or   the  Notes  to  the  contrary notwithstanding, any
payment of principal of or Yield Maintenance Amount or interest on any Note that is due on a date other than a Business Day shall be made on
the   next  succeeding   Business  Day   including  the additional  days
elapsed in the computation of the interest payable on such next succeeding Business Day.

21.3.     Severability.      Any   provision  of   this Agreement that is
prohibited or  unenforceable in  any jurisdiction   shall,  as  to   such
jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions
hereof,  and   any  such   prohibition  or unenforceability in any
jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

21.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision)  be deemed  to  excuse compliance  with  any other
covenant.   Where any provision  herein refers to action  to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

21.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which
together shall constitute one  instrument.   Each  counterpart may
consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

21.6.     Governing  Law.    THIS  AGREEMENT  SHALL  BE CONSTRUED  AND
ENFORCED  IN  ACCORDANCE  WITH, AND  THE RIGHTS  OF THE PARTIES SHALL BE
GOVERNED BY, THE LAW OF THE   STATE  OF   NEW  YORK,   EXCLUDING  CHOICE-
OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDERS AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER RELATED DOCUMENT SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

21.7. Waiver of Trial by Jury. THE PARTIES HERETO ACKNOWLEDGE THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE NOTES WILL BE BASED ON DIFFICULT AND COMPLEX FACTS. ACCORDINGLY, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY DISPUTE, CONTROVERSY, SUIT, HEARING OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE NOTES OR THE OBLIGATIONS, DUTIES AND RIGHTS OF THE COMPANY OR OF THE HOLDER OF ANY NOTE AS SET FORTH HEREIN OR IN THE NOTES.


  *    *    *    *    *
                                                                  S-1



     If you are in agreement with the foregoing, please sign the form of acceptance set forth below and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      Very truly yours,

                                      THOMAS NELSON, INC.


                                      By /s/    Joe L. Powers
                                         ----------------------
                                            Joe L. Powers
                                       Executive  Vice President
                                      and Chief Financial Officer


The foregoing is hereby
agreed to as of the
date thereof.

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA


By /s/    Catherine A. Cates
  ---------------------------------
     Catherine A. Cates
     Vice-President


METROPOLITAN LIFE INSURANCE COMPANY


By /s/ Robert B. Bodett
   --------------------------------
     Robert B. Bodett
     Assistant Vice-President
                                                       SCHEDULE B-1

                         DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Affiliate"  means,  at any time,  and with respect to  any Person,
(a) any other Person that at such time directly   or   indirectly
through   one   or   more intermediaries  Controls,  or is  Controlled
by, or is under common Control with, such first Person, and (a) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or
any  Subsidiary or any   corporation  of   which  the   Company  and
its Subsidiaries  beneficially   own   or  hold,   in   the aggregate,
directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Assets" means, at any time, assets of any Person as determined in accordance with GAAP.

      "Bank  Agreements"  means   (i) the  Amended   and Restated  Credit
Agreement, dated December 13, 1995, among the Company, the Lenders listed therein, and SunTrust Bank, Nashville, N.A., as agent, and any refinancing thereof or substitution therefor, as it may be amended, modified or supplemented from time to time in accordance with its terms, (ii) the Amended and Restated Revolving Credit Promissory Note dated as of December 13, 1995 (effective as of July 25, 1995) given by the Company to SunTrust Bank, Nashville, N.A. in the original principal amount of $10,000,000, and any refinancing thereof or substitution therefor, as it may be amended, modified or supplemented from time to time in accordance with its terms, and the Amended and Restated Letter Agreement dated as of December 13, 1995 from SunTrust Bank,
Nashville,  N.A., to  the Company delivered  in   connection  therewith,
as  it  may  be amended, modified or supplemented  from time to time in
accordance  with   its  terms,  (iii) the   SunTrust  LOC Facility  (as
defined in the Intercreditor Agreement) and (iv) the NCB LOC Facility (as defined in the Intercreditor Agreement).

      "Business  Day"   means    any  day  other  than  a Saturday, a
Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

      "Capital Stock" means, with respect to any Person, the outstanding capital stock (or any options or warrants to purchase capital stock or other securities exchangeable for or convertible into capital stock) of such Person.

      "Capitalized Lease" means, at any time, and with respect to any Person, a lease which the lessee is required to capitalize on the balance sheet of such lessee in accordance with GAAP.

      "Capitalized Lease Obligations"   means the  amount at which  the
aggregate rentals due and to become due under all Capitalized Leases under which the Company or any Subsidiary is the lessee, would be required to be reflected as a liability on its consolidated balance sheet.

      "Closing"  is defined in Section 3.

      "Code"  means the Internal Revenue Code of 1986, as amended  from
time  to   time,  and  the   rules  and regulations promulgated
thereunder from time to time.

      "Company"  is  defined  in  the  preamble  of  this Agreement.

      "Confidential"    Information  is     defined    in Section 20.

      "Consolidated" means the consolidation of accounts of the Company and its Subsidiaries determined in accordance with GAAP giving effect to the elimination of any intercompany items and any minority interests in Subsidiaries.

      "Consolidated  Net  Income"   shall mean,  for  any period, the
consolidated net income (or loss) of the Company and its Subsidiaries for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, and (ii) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary
of  the  Company   or  is  merged  into  or consolidated with the Company
or any Subsidiary or all or substantially all of such Person s assets are acquired by the Company or any Subsidiary.

      "Current Debt" means, with respect to any Person, all Debt of such Person which by its terms matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereto to a date one year or more from the date of creation thereof, provided that (i) Debt outstanding under an agreement which obligates the lender or lenders to extend credit over a period of one year or more and (ii) Current Maturities of Funded Debt shall constitute Funded Debt and not Current Debt.

      "Current Maturities of Funded Debt" means the portion of Funded Debt outstanding which by its terms is due on demand or within
one  year from the date  of determination  and  is   not  directly  or
indirectly renewable, extendible or refundable at the option of the obligor to a date one year or more from such time.

      "Debt" with respect to any Person means, at any time, without duplication,

     (a)  its liabilities for borrowed money;

     (b)  its  liabilities  for  the deferred  purchase price  of property  acquired by such  Person (excluding accounts  payable  arising
in  the  ordinary  course of business   but   including,  without
limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c)  its Capitalized Lease Obligations;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

     (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Default"    means  an   event  or   condition  the occurrence or
existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate"  means that rate of interest that is the greater  of
(i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

      "Disposition"  is defined in Section 10.7.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA"  means   the  Employee   Retirement  Income Security Act of
1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA" Affiliate means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

      "Event of Default"  is defined in Section 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means, at any time, the sale value of property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

      "Fixed Charges" means, for any period, the sum of (i) Interest Expense and (ii) Operating Rents for such period.

      "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms matures, or which is otherwise payable or unpaid, one year or more from the date of creation thereof, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from the date of
creation thereof, provided that Funded Debt   shall  also   include,   as
at   any  time   of determination,  Current Maturities  of Funded  Debt
and the  minimum  daily  average   level  of  Current  Debt outstanding
for any sixty  day period during the twelve month   period  immediately
preceding   such  time  of determination.

      "GAAP" means    generally   accepted    accounting principles as in
effect from time to time in the United States of America, consistently applied.

      "Governmental Authority"   means

     (a)  the government of

          (i) the United States of America or any State or other political subdivision thereof, or

          (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guarantor"  means  each Subsidiary  identified in Schedule 5.4 as
a  "Guarantor Subsidiary,"  and any other Subsidiary   which  executes  a
Guaranty  pursuant  to Section 9.7 or Section 9.8.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of
negotiable   instruments  for deposit or  collection) of such Person
guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (i) to purchase such indebtedness or obligation or any property constituting security therefor;

     (ii) to  advance  or   supply  funds  (a) for  the purchase or
payment of such indebtedness or obligation, or (b) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (iii)     to  lease  properties  or   to  purchase properties  or
services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

     (iv) otherwise   to  assure  the   owner  of  such indebtedness  or
obligation  against  loss  in  respect thereof.

In  any  computation  of  the   indebtedness  or  other liabilities  of
the  obligor under  any  Guaranty, the indebtedness or other obligations
that are  the subject of  such  Guaranty  shall   be  assumed  to  be
direct obligations of such obligor.

      "Guaranty   Agreements"   means   (i) the  Guaranty Agreement,
dated as of the date hereof, made by each Guarantor in favor of The Prudential Insurance Company of America, (ii) the Guaranty Agreement, dated as of the date hereof, made by each Guarantor in favor of Metropolitan Life Insurance Company and (iii) any other Guaranty
executed   by  a   Subsidiary   pursuant  to Section 9.7 or  Section 9.8,
as any such guaranty agreement may be amended, restated, modified, or supplemented from time to time in accordance with its terms.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment,
storage, handling,  transportation,   transfer,  use,  disposal, release,
discharge, spillage, seepage, or filtration of which  is   or  shall  be
restricted,  prohibited  or penalized by  any  applicable law
(including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "Holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

      "Income  Available For  Fixed Charges"   means, for any  period,
the sum of (i) Consolidated Net Income, (ii) taxes, (iii) Interest Expense, (iv) Operating Rents, and (v) amortization charges, of the Company and its Subsidiaries for such period, all as determined in accordance with GAAP.

      "Indebtedness" with respect to any Person means, at any time, without duplication,

     (a)  its liabilities for borrowed money;

     (b)  its  liabilities  for  the deferred  purchase price of property acquired by  such Person  (excluding accounts  payable arising
in  the  ordinary course  of business   but   including,  without
limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c)  its Capitalized Lease Obligations;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

     (f)  Swaps of such Person; and

     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness   of   any   Person   shall   include  all obligations of
such Person of the  character described in clauses  (a) through (g)  to
the extent  such Person remains    legally    liable    in   respect
thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes of either Series then outstanding, and
(c) any other  holder of a Note which is a bank, trust company, savings
and  loan  association   or  other  financial institution, any pension
plan, any  investment company, any  insurance company,  any broker  or
dealer,  or any other   similar   financial   institution  or   entity,
regardless of legal form.

      "Intercreditor   Agreement"   means   that  certain intercreditor
agreement, dated as of the date hereof, among The Prudential Insurance Company of America, Metropolitan Life Insurance Company, SunTrust Bank, Nashville, N.A., First American National Bank, National City Bank, Kentucky, Nationsbank of Texas, N.A. and Creditanstalt-
Bankverein,   as   it  may   be  amended, restated, modified or
supplemented from time to time in accordance with its terms.

      "Interest Expense" means, for any period, all interest expense in respect of Debt (including imputed interest in respect of Capitalized Lease Obligations) of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

      "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition or beneficial
ownership  by such Person of, or  of  a   beneficial  interest  in,
Capital Stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

      "Lien"   means  any   mortgage,  pledge,   security interest,
encumbrance, lien (statutory or otherwise), or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of or agreement to give any financing statement under
the  Uniform Commercial  Code  of  any jurisdiction)  or  any   other
type  of   preferential arrangement for  the purpose, or having  the
effect, of protecting a creditor against loss or securing the payment or performance of an obligation, including any rights of setoff (whether by statute, common law, contract or otherwise).

      "Material"  means  material  in  relation   to  the business,
operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

      "Material Adverse Effect"  means a material adverse effect  on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes, or (d) the ability of the Company and its
Subsidiaries (taken  as  a   whole)  to  perform   their  respective
obligations under the Pledge Agreements or the Guaranty Agreements.

      "Material  Subsidiary"   means a  Subsidiary having (i) Assets with
an aggregate  book value in  excess of $5,000,000   at   the    time   of
 determination   or (ii) Revenues  in excess of 5% of Consolidated
Revenues for the fiscal year most recently ended prior to the time of determination.

      "Memorandum"  is defined in Section 5.3.

      "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

      "Multiemployer  Plan"  means  any  Plan  that  is a  multiemployer
plan   (as  such  term  is  defined  in section 4001(a)(3) of ERISA).

      "Notes"  is defined in Section 1.

      "Officer's Certificate"  means a  certificate of  a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Operating   Rents"    means,   for   any   period, noncapitalized
lease obligations of the Company and its Subsidiaries  for  such period
but  shall  exclude all leases  related   to  vehicles,  computer   and
office equipment.

      "PBGC"  means   the    Pension   Benefit   Guaranty Corporation
referred to  and defined  in ERISA  or any successor thereto.

      "Person"  means    an   individual,    partnership, corporation,
limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan"  means  an  "employee   benefit  plan"   (as defined  in
section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Pledge  Agreements"  means  (i) the  Amended  and Restated Pledge
Agreement, dated as of the date hereof, among  the   Company,   as
pledgor,   SunTrust   Bank, Nashville,  N.A., National  City Bank,
Kentucky, First American National Bank, Nationsbank of Texas, N.A., Creditanstalt - Bankverein, Metropolitan Life Insurance Company and The
 Prudential  Insurance  Company   of America,  as pledgees,  and
SunTrust Bank, Nashville, N.A., as agent, pursuant to which the Company has, among other things, pledged to the pledgees a security interest in the outstanding common stock of Word, Incorporated owned by the Company, (ii) the Amended and Restated Pledge Agreement,
dated as of the date hereof, among   the  Company,   as   pledgor,
SunTrust   Bank, Nashville,  N.A., National  City Bank,  Kentucky, First
American  National  Bank, Nationsbank  of  Texas, N.A., Creditanstalt -
Bankverein, Metropolitan Life Insurance Company   and  the  Prudential
Insurance Company of America, as pledgees, and SunTrust Bank, Nashville, N.A., as agent, pursuant to which the Company has, among other things, pledged to the pledgees a security interest in the outstanding common stock of The C.R. Gibson Company owned by the Company and (iii) any other pledge agreement or other similar security agreement executed by the Company or any Subsidiary pursuant to Sections 9.6, 9.7 or 9.8, as any such agreement may be amended, restated, modified, or supplemented from time to time in accordance with its terms.

      "Preferred Stock" means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such
corporation as to  the payment of  dividends  or  the   payment  of  any
amount  upon liquidation or dissolution of such corporation.

      "Priority Debt" means with respect any Person, at any time, without duplication, the sum of

          (i) Debt of each Subsidiary (other than Debt held by the Company or another Subsidiary);

          (ii) Debt secured by any Lien other than a Lien described in clauses (a) through (i) of Section 10.3;

          (iii)  all  Preferred   Stock  of  Subsidiaries owned  by  a
Person  other than  the Company  or a Subsidiary; and

          (iv) any obligation or liability arising in connection with a Receivables Financing.

      "Purchasers" means, with respect to any Notes, the Persons who are purchasing the Notes on the date of Closing pursuant to this Agreement.

      "QPAM  Exemption"    means  Prohibited  Transaction Class
Exemption 84-14  issued  by  the  United  States Department of Labor.

      "Receivables   Financing"    means  a   transaction pursuant to
which funds are advanced to either Company and/or any of its Subsidiaries in exchange for which such Company and/or any of its Subsidiaries shall pledge, sell or otherwise transfer any or all of its notes or accounts receivable to secure, in whole or in part, the repayment of such funds.

      "Required Holders" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

      "Responsible Officer" means the chief executive officer, any Senior Financial Officer and any other officer of the Company with
responsibility  for the administration   of  the   relevant  portion   of
this Agreement.

      "Restricted Payment"  is defined in Section 10.5.

      "Revenues" means, at any time, and with respect to any Person, revenues as determined in accordance with GAAP.

      "S&P" means Standard & Poor's Rating Group or any successor thereto.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior   Financial   Officer"  means   the   chief financial
officer,   principal  accounting   officer, treasurer or comptroller of
the Company.

      "Senior Funded Debt" means (i) all Funded Debt of the Company other than Subordinated Funded Debt, and (ii) all Funded Debt of the Subsidiaries.

      "Series"  is defined in Section 1.

      "Series A Notes"  is defined in Section 1.

      "Series B Notes"  is defined in Section 1.

      "Shareholders'  Equity"   means Shareholders' Equity of the
Company and its Subsidiaries on a consolidated basis as set forth in the Company's consolidated balance sheet prepared in accordance with GAAP.

      "Subordinated Funded Debt" means all Funded Debt of the Company which is expressly subordinate to other Funded Debt of the Company on terms and conditions approved by the Required Holders, which approval (or disapproval) shall be given within ten (10) Business Days of receipt by the holders of the Notes of the subordination terms of such Funded Debt. The Company's Convertible Subordinated Notes due
 1999   shall constitute Subordinated Funded Debt.

      "Subsidiary"  means,   as   to   any  Person,   any corporation,
association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise
clearly  requires,   any  reference   to  a  Subsidiary   is a  reference
to a  Subsidiary of  the Company.

      "Subsidiary Stock" means the outstanding Capital Stock of any Subsidiary. For purposes of Section 10.7, the book value of Subsidiary Stock that is sold or otherwise disposed of shall be equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of
the  outstanding Capital Stock of   such   Subsidiary   (assuming,   in
making such calculations, that all securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion).

      "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether
periodically or  upon the happening of  a contingency.   For the purposes
of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "Total Capitalization"   means the sum of (i) Total Funded Debt and
(ii) Shareholders  Equity.

      "Total  Funded   Debt"   means  the   sum  of   (i) Consolidated
Senior Funded  Debt and (ii)  Consolidated Subordinated Funded Debt.

      "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except
directors   qualifying shares) and voting interests of  which are owned by any one or more of the Company and the Company s other Wholly-Owned Subsidiaries at such time.

      "Yield Maintenance Amount"  is  defined in  Section 8.6.


                          END OF SCHEDULE B


                           EXHIBIT 1-A


                      [FORM OF SERIES A NOTE]


                       THOMAS NELSON, INC.

         6.90% SERIES A SENIOR NOTE DUE DECEMBER 31, 2007

No. [_____]                                                  [Date]
$[_______]                                      PPN[______________]

     FOR  VALUE  RECEIVED,   the  undersigned,   THOMAS NELSON,  INC.
(herein  called  the  "Company"),  a corporation organized and  existing under the laws of the State of Tennessee, hereby promises to pay to [__________], or registered assigns, the principal sum of [_________] DOLLARS on December 31, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.90% per annum from the date hereof, payable semiannually, on the last day of June and December in each year, commencing June 30, 1996 until the principal hereof shall have become
due and payable, and (b) to the extent permitted by law on  any   overdue
 payment  (including   any   overdue prepayment)   of  principal,  any
overdue  payment  of interest   and  any   overdue  payment  of   any
Yield Maintenance Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per
annum  from time to time  equal to  the greater of   (i) 8.90%  or (ii)
2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

     Payments of principal of, interest on and any Yield Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America at Morgan Guaranty Trust Company of New York, or as specified in the Note Purchase Agreement referred to below and Schedule A thereto for the holder of this Note or at such other place as the holder of this Note shall have designated by written notice to the Company as provided in the Note Purchase Agreement referred to below.

     This Note is one of the Series A Senior Notes (herein called the "Series A Notes") issued pursuant to the Note Purchase Agreement, dated January 3, 1996, in the aggregate principal amount of $35,000,000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Pursuant to the Note Purchase Agreement, the Company has also issued a series of Series B Senior
Notes in the aggregate  principal amount  of $15,000,000.   Each holder
of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) except as provided in Section 13.2(a) of the Note Purchase Agreement, to have made the representation set forth in Section 6 thereof.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series A Note
for a  like  principal amount  will  be issued  to,   and  registered  in
the   name  of,  the transferee.  Prior to  due presentment for
registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This
Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note
Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield Maintenance Amount) and
with  the   effect  provided   in  the  Note   Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State
that would  require  the  application   of  the  laws  of  a jurisdiction
other than such State.

                                            THOMAS NELSON, INC.


                                            By:________________________
                                               Name:
                                               Title:



                             EXHIBIT 1-B



                       [FORM OF SERIES B NOTE]


                         THOMAS NELSON, INC.

           6.68% SERIES B SENIOR NOTE DUE DECEMBER 31, 2005

No. [_____]                                                 [Date]
$[_______]                                     PPN[______________]

     FOR  VALUE  RECEIVED,   the  undersigned,   THOMAS NELSON,  INC.
(herein  called   the  "Company"),  a corporation organized  and existing
under the laws of the State of Tennessee, hereby promises to pay to [__________], or registered assigns, the principal sum of [__________] DOLLARS on December 31, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.68% per annum from the date hereof, payable semiannually, on the last day of June and December in each year, commencing June 30, 1996 until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue
payment (including  any overdue prepayment)  of  principal,   any
overdue  payment  of interest  and   any  overdue  payment   of  any
Yield Maintenance Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.68% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

     Payments of principal of, interest on and any Yield Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America at Morgan Guaranty Trust Company of New York, or as specified in the Note Purchase Agreement referred to below and Schedule A thereto for the holder of this Note or at such other place as the holder of this Note shall have designated by written notice to the Company as provided in the Note Purchase Agreement referred to below.

     This Note is one of the Series B Senior Notes (herein called the "Series B Notes") issued pursuant to the Note Purchase Agreement, dated January 3, 1996, in the aggregate principal amount of $15,000,000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective purchasers named therein and is entitled  to  the  benefits  thereof. Pursuant to  the Note  Purchase
Agreement,  the Company has  also issued a Series  of Series A  Senior
Notes in the aggregate  principal amount  of $35,000,000.   Each holder
of this Note  will be deemed, by its  acceptance hereof,    (i) to have
agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) except as provided in Section 13.2(a) of the Note Purchase Agreement, to have made the representation set forth in Section 6 of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series B Note
for  a  like principal  amount  will be issued  to,   and  registered  in
the   name  of,  the transferee.   Prior to due presentment for
registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This
Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note
Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield Maintenance Amount) and
with   the  effect   provided  in  the   Note  Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State
that would  require  the  application   of  the  laws  of  a jurisdiction
other than such State.

                                            THOMAS NELSON, INC.


                                            By: ______________________
                                                Name:
                                                Title: